[LEEDS FEDERAL BANKSHARES, INC. LOGO]






October 19, 2001


Dear Stockholder:

     We cordially invite you to attend the 2001 Annual Meeting of Stockholders of Leeds Federal Bankshares, Inc. (the "Company"). The Annual Meeting will be held at 1101 Maiden Choice Lane, Baltimore, Maryland, at 4:00 p.m., local time, on November 14, 2001.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that stockholders may have.

     The business to be conducted at the annual meeting includes the election of two directors and the ratification of the appointment of KPMG LLP as auditors for the Company's 2002 fiscal year.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

     Also enclosed for your review is our 2001 Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,



/s/ Gordaon E. Clark
-----------------------
Gordon E. Clark
President and Chief Executive Officer

                         LEEDS FEDERAL BANKSHARES, INC.
                             1101 Maiden Choice Lane
                            Baltimore, Maryland 21229
                                 (410) 242-1234

                                    NOTICE OF
                       2001 ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On November 14, 2001

     Notice is hereby given that the 2001 Annual Meeting of Leeds Federal Bankshares, Inc. (the "Company") will be held at 1101 Maiden Choice Lane, Baltimore, Maryland, on November 14, 2001 at 4:00 p.m., local time.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1. The election of two directors of the Company;

     2. The ratification of the appointment of KPMG LLP as auditors for the Company for the fiscal year ending June 30, 2002; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on October 12, 2001, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

     EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE- PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                             By Order of the Board of Directors

                                             /s/ Margaret Balsamo
                                             ---------------------------------
                                             Margaret Balsamo
                                             Secretary

Baltimore, Maryland
October 19, 2001




--------------------------------------------------------------------------------

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT


                         LEEDS FEDERAL BANKSHARES, INC.
                             1101 Maiden Choice Lane
                            Baltimore, Maryland 21229
                                 (410) 242-1234


                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                November 14, 2001


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Leeds Federal Bankshares, Inc. (the "Company") to be used at the 2001 Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at 1101 Maiden Choice Lane, Baltimore, Maryland, on November 14, 2001, at 4:00 p.m., local time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about October 19, 2001.

                              REVOCATION OF PROXIES

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Margaret Balsamo, at the address of the Company shown above. The presence at the Meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Holders of record of the Company's common stock, par value $1.00 per share (the "Common Stock"), as of the close of business on October 12, 2001 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, 4,538,181 shares of Common Stock were issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.
Directors are elected by a plurality of votes cast. The affirmative vote of stockholders holding a majority of the total votes present at the Meeting in person or by proxy, without regard to broker non-votes, is required for approval of Proposal II. Shares as to which the "Abstain" box has been selected on the proxy card will be counted as shares present and entitled to vote and will have the same effect as a vote against the matter. Leeds Federal Bankshares, M.H.C., the Company's parent mutual holding company (the "Mutual Holding Company"), which owns 3,300,000 shares of Common Stock, intends to vote its shares in favor of the proposals.

     Persons and groups who beneficially own in excess of 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of September 30, 2001, the shares of Common Stock beneficially owned by directors individually, by executive officers and directors as a group, and by each person who was the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                    Amount of Shares
                                                    Owned and Nature
           Name and Address of                        of Beneficial                        Percent of Shares
            Beneficial Owners                         Ownership (1)                           Outstanding

Leeds Federal Bankshares, M.H.C. (2)                   3,300,000                                72.7%
1101 Maiden Choice Lane
Baltimore, Maryland 21229

All Directors and Executive Officers                     245,620                                 5.4%
as a Group (8 persons)


------------------------------------

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(2) The Company's executive officers and directors are also executive officers and directors of the Mutual Holding Company.

                       PROPOSAL I - ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of six members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Two directors will be elected at the Meeting to serve for a three-year period and until his or her successors have been elected and qualified. The Board of Directors has nominated to serve as directors John F. Amer and Marguerite E. Wolf, who are currently members of the Board of Directors.

     The table below sets forth certain information, as of September 30, 2001, regarding members of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Meeting for the election of the nominee identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.


                                           Positions                                         Shares
                                          Held in the         Director    Current Term    Beneficially     Percent
     Name (1)               Age             Company           Since (2)     to Expire       Owned (3)     Of Class
     --------               ---             -------           ---------     ---------       ---------     --------

                                    NOMINEES

John F. Amer                75             Chairman             1977          2001         23,714(4)          *

Marguerite E. Wolf          74    Vice Chairman and Director    1971          2001         22,325(5)          *

                         DIRECTORS CONTINUING IN OFFICE

Gordon E. Clark             59    President, Chief Executive    1976          2002         81,501(6)        1.5%
                                      Officer and Director

John F. Doyle               73             Director             1989          2002         23,614(7)          *

Raymond J. Hartman, Jr.     63             Director             1988          2003         17,332(8)          *

Joan H. McCleary            67             Director             1983          2003           11,815           *

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Dale R. Douglas             59       Senior Vice President       N/A           N/A         31,606(9)          *

Kathleen G. Trumpler        63             Treasurer             N/A           N/A        33,713(10)          *

------------------------------------

* Less than 1%.
(1) The mailing address for each person listed is 1101 Maiden Choice Lane, Baltimore, Maryland 21229. Each of the Directors listed is also a director of the Mutual Holding Company, which owns the majority of the issued and outstanding shares of Common Stock.
(2) Reflects initial appointment to the Board of Directors of Leeds Federal Savings Bank (the "Bank").
(3) See definition of "beneficial ownership" in the table in "Voting Securities and Principal Holders Thereof."
(4)  Includes options to purchase 20,714 shares of Common Stock.
(5)  Includes options to purchase 14,541 shares of Common Stock.
(6)  Includes options to purchase 36,000 shares of Common Stock.
(7)  Includes options to purchase 13,053 shares of Common Stock.
(8)  Includes options to purchase 13,692 shares of Common Stock.
(9)  Includes options to purchase 12,750 shares of Common Stock.
(10) Includes options to purchase 15,000 shares of Common Stock.

     The principal occupation during the past five years of each director and officer of the Company is set forth below. All directors have held their present positions for five years unless otherwise stated.

     John F. Amer has been a Director of the Bank since 1977, and Chairman since 1993. Mr. Amer, currently retired, is the former President of James Gibbons Co., Vice President of the Mental Health Advisory Board of Howard County, and President of the National Association for the Mentally Ill of Howard County.

     Gordon E. Clark has been President and Chief Executive Officer of the Bank since 1980. He has been an employee since 1965. He is a member of the Boards of St. Agnes Hospital, Consumer Credit Counseling Service of Maryland and Delaware and Community College of Baltimore, Catonsville Campus.

     Dale R. Douglas is Senior Vice President and has been employed by the Bank since 1992.

     John F. Doyle is presently retired as Purchasing Manager of the Defense Group of Westinghouse Electric Co. He is Vice Chairman of Baltimore City's Contractor Qualification Committee and has been a Director since 1989.

     Raymond J. Hartman, Jr. is a consultant at Hubbard Funeral Home, Inc. He has been a Director since 1988 and is active in various community and charitable organizations. Mr. Hartman is a charter member and past president of the Arbutus Business and Professional Association and immediate past President of the Lions Club of Arbutus.

     Joan H. McCleary was employed by the Bank from 1975 until her retirement from the Bank as Vice President and Secretary in July 1996. Ms. McCleary was appointed Secretary in 1977 and Vice President in 1988, and has served as a Director since 1983. She is past President of the Financial Managers Society, Maryland Chapter.

     Kathleen G. Trumpler is Treasurer and has been employed by the Bank since 1987. Ms. Trumpler is a past President of the Financial Managers Society, Maryland Chapter.

     Marguerite E. Wolf is retired as the secretary to Robert J. Brannan, Attorney. She has been a Director since 1971 and Vice Chairman of the Board since June 1993.

Meetings and Committees of the Board of Directors

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the fiscal year ended June 30, 2001, the Board of Directors held eight meetings. During the fiscal year ended June 30, 2001, no director attended fewer than 75% of the total meetings of the Board of Directors of the Company and committees on which such director served.

     The Audit Committee consists of John F. Doyle, Marguerite E. Wolf and Raymond J. Hartman, Jr. The Audit Committee met four times during the fiscal year ended June 30, 2001.

     The Nominating Committee consists of the entire Board of Directors. The nominating committee meets for the purpose of identifying, evaluating and recommending potential candidates for election to the Board of Directors. While the committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders. Nominations by stockholders must comply with certain procedural and informational requirements set forth in the Company's Bylaws. See "Stockholder Proposals." The Nominating Committee met once during fiscal year ended June 30, 2001.

     The Compensation Committee consists of Gordon E. Clark, John F. Amer, Marguerite E. Wolf, and Joan H. McCleary. The Compensation Committee reviews the performance of officers and employees and proposes compensation programs and adjustments to the full Board of Directors. The Compensation Committee met once during the fiscal year ended June 30, 2001.

Ownership Reports by Officers and Directors

     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-KSB of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4 or 5 on a timely basis. No officer, director or 10% beneficial owner of the Company failed to file ownership reports on a timely basis for the fiscal year ended June 30, 2001.

Directors' Compensation

     Fees. Directors are not compensated for their service on the Board of Directors of the Company. However, during the fiscal year ended June 30, 2001, directors Amer, Clark, McCleary, Wolf, Hartman and Doyle received directors' fees for their service on the Board of Directors of the Bank of $31,500, $3,150, $26,750, $26,750, $26,750 and $26,750, respectively, which amounts include fees deferred at the election of directors. Directors who are not employees of the Bank who were members of Board committees received $266 for each committee meeting attended during the fiscal year ended June 30, 2001. The Bank paid a total of $147,308 in directors' and committee fees for the fiscal year ended June 30, 2001. The Bank also pays supplemental health insurance premiums for directors who are over 65 years of age.

     Deferred Compensation Plans. During 1993, the Bank adopted a deferred compensation plan ("Deferred Compensation Plan") for directors under which directors of the Bank can elect to defer, on a pre-tax basis, all or a portion of their monthly directors' fees until the benefit age set forth in the director's joinder agreement, i.e., generally the director's retirement age. A director's deferred fees will be credited to an elective contribution account. Upon the director's attainment of his benefit age, the Bank will pay the director a deferred compensation benefit equal to the annuitized value of the director's elective contribution account. The deferred compensation benefits payable under the plan range from $280 to $3,322 per month for 120 months. Benefits will also be payable upon a director's disability, termination of service prior to the attainment of the director's benefit age, or in the event of the director's death. If a director's services are terminated for cause, as defined under the Deferred Compensation Plan, he shall only be entitled to receive the balance of his elective contribution account. Any other benefits will be null and void. In the event a director incurs a financial hardship, he may request a financial hardship benefit which, if approved by the Bank, will be paid in a lump sum within 30 days of the event triggering the financial hardship. The payment of a financial hardship benefit will reduce a director's elective contribution account which will affect the deferred compensation benefit payable to a director under the Deferred Compensation Plan.

     A second Deferred Compensation Plan ("Second Plan") was established in 1998 for the benefit of directors Amer, Doyle, and Wolfe, because these directors could no longer make deferrals under the original Deferred Compensation Plan, but continued to perform services for the Bank and desired to defer their current directors' fees. The Second Plan is substantially similar to the original Deferred Compensation Plan, except that under the Second Plan, in the event of a change in control (as defined under the Second Plan), a director may apply to the acquiror's board of directors for an immediate distribution of his accrued benefit in a lump sum or in some alternative form. The decision whether or not to grant the director's request is in the sole discretion of the acquiror's board. During 1998, the Bank established a rabbi trust and transferred certain assets to the rabbi trust in order to ensure that it would have funds available to meet its benefit obligations under the Deferred Compensation Plan and Second Plan.

     Directors' Retirement Plan. During 1997, the Bank established the Directors' Retirement Plan, a non- qualified plan for income tax purposes, that guarantees each director will be paid 75% of the director's regular board fees beginning at the director's benefit age (as set forth in the director's joinder agreement) for the longer of 10 years or until death (the "payout period"). In the event a director terminates service prior to attaining his or her benefit age, for any reason other than death, disability or a change in control of the Bank, the director is entitled to his or her accrued benefit, commencing at his or her benefit age and payable over the payout period. In the event of the director's disability, the payment of the director's accrued benefit will commence immediately. In the event of a director's death while in the service of the Bank, the director's beneficiary is entitled to a survivor's benefit equal to the director's retirement benefit, payable for 10 years. If a change in control occurs prior to the director's attaining the benefit age, the director will be entitled to his or her full retirement benefit commencing immediately upon termination of service. The expense for these benefits amounted to $234,940 for the fiscal year ended June 30, 2001. During 1998, the Bank established a rabbi trust and transferred certain assets to the rabbi trust in order to ensure that it would have funds available to meet its benefit obligation under the Directors Retirement Plan. In connection with the Agreement and Plan of Merger dated August 16, 2001, whereby the Mutual Holding Company and the Company will be merged with and into Northwest Bancorp, MHC, and Northwest Bancorp, Inc. respectively, (collectively, the "Merger"), the Directors Retirement Plan will be amended to increase the annual benefit payable from 75% to 90% of the highest rate of directors' regular board fees. If a director's services are terminated following the consummation of the Merger, the director would be entitled to his or her full retirement benefit under the plan, calculated as if he or she remained on the board until his or her benefit age.

     1994 Directors Option Plan. During the fiscal year ended June 30, 1995, the Bank adopted, and the Company has succeeded to, the 1994 Stock Option Plan for Outside Directors (the "1994 Directors Option Plan"). The 1994 Directors Option Plan was approved by a majority vote of the minority stockholders (all stockholders excluding the Mutual Holding Company) present at the 1994 Annual Meeting. The 1994 Directors Option Plan is a self-administering plan that granted to nonemployee directors Amer, Wolf, Hartman, and Doyle nonstatutory options to purchase 20,714, 24,541, 13,692, and 13,053 shares of Common Stock, respectively. Share amounts have been adjusted to reflect the Company's three-for-two stock split in the form of a stock dividend which was paid in November 1997 (the "Stock Split"). The 1994 Directors Option Plan further provides that each new non-employee director shall be granted options to purchase 100 shares of Common Stock to the extent options remain available in, or are returned to, the 1994 Directors Option Plan. The exercise price per share for each option is equal to the fair market value of the Common Stock on the date the option was granted, or in the case of all options awarded during the fiscal year ended June 30, 1995, $7.92 per share (as adjusted for the Stock Split). All options granted under the 1994 Directors Option Plan expire upon the earlier of ten years following the date of grant or one year following the date the optionee ceases to be a director.

     In connection with the Merger, all outstanding options under the 1994 Directors Option Plan will be converted into the right to receive, in cash, the difference between $32.00 and the exercise price of the option, multiplied by the number of shares subject to the option.

Executive Compensation

     The following table sets forth for the fiscal years ended June 30, 2001, 2000 and 1999, certain information as to the total remuneration paid by the Company to the Chief Executive Officer of the Company.



                                                                                       Long-Term Compensation
                                    Annual Compensation (1)                              Awards               Payout
                      Fiscal
     Name and          years                                                  Restricted       Securities
    Principal          ended        Salary       Bonus      Other Annual         Stock         Underlying        LTIP     All other
   Position (2)      June 30,        ($)          ($)      Compensation(3)     Award(s)       Options/SARs     Payouts  compensation
                                                                                                                             (4)
==================  ===========  ============ =========== =================  =============  =============  ==========    ===========
Gordon E. Clark        2001          $132,200     --                $10,592       --               --             --        $1,580
President and          2000           131,640     --                 11,057       --              --              --         1,580
Chief Executive        1999           132,869     --                 10,167       --               --             --         1,580
Officer
==================  ===========  ============ =========== =================  =============  =============  ==========    ===========

------------------------------------
(1) Amount shown is gross earnings before pre-tax medical premiums paid by officer through the flexible benefits plan. Includes amounts deferred at the election of named officers pursuant to the Bank's Savings Plan for Employees (the "401(k) Plan") and benefit of automobile and related expenses.
(2) No other executive officer received salary and bonuses that in the aggregate exceeded $100,000.
(3) Includes Company matching contributions to the Bank's 401(k) Plan and a contribution to the Bank's Employee Stock Ownership Plan. No other monetary awards were awarded to the named executive.
(4) Includes payments made pursuant to the Bank's life insurance plan maintained for the named executive for the purpose of deferred compensation and also includes premiums on life insurance maintained for all employees.

Employment Agreements

     Existing Employment Agreements. The Bank entered into an employment agreement with Gordon E. Clark, President and Chief Executive Officer (the "Executive"), and the Company has succeeded to the employment agreement. The employment agreement is intended to ensure that the Company will be able to maintain a stable and competent management base by enabling the Company to offer to the Executive certain protections against termination without cause. The continued success of the Company depends to a significant degree on the skill and competence of the Executive.

     The employment agreement provides for a three-year term for Mr. Clark. Commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the employment agreement for an additional year such that the remaining term shall be three years, unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The agreement provides that the base salary of the Executive will be reviewed annually. In addition to the base salary, the employment agreement provides that the Executive is to receive all benefits provided to permanent full-time employees of the Bank, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreement permits termination by the Bank for cause at any time. In the event the Bank chooses to terminate an Executive's employment for reasons other than for cause, or upon the termination of the Executive's employment for reasons other than a change in control, as defined, or in the event of the Executive's resignation from the Bank upon: (i) failure to be reelected to the Executive's current office; (ii) a material change in the Executive's functions, duties or responsibilities which change would cause the Executive's position to become one of lesser responsibility, importance or scope; (iii) relocation of the principal place of employment by more than 30 miles; (iv) the liquidation or dissolution of the Bank; or (v) a breach of the agreement by the Bank, the Executive, or in the event of death, his beneficiaries, the Executive would be entitled to receive an amount equal to the greater of the remaining payments, including base salary, bonuses and other payments due under the remaining term of the employment agreement or three times the average of the Executive's base salary, including bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by the Bank.

     If termination, whether voluntary or involuntary, follows a change in control of the Company or the Mutual Holding Company, as defined in the employment agreement, the Executive or, in the event of death, the Executive's beneficiaries, would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the employment agreement or (ii) three times Mr. Clark's average annual compensation over the five years preceding termination. The Company would also continue the Executive's life, health, and disability coverage for the remaining unexpired term of the employment agreement to the extent allowed by the plan or policies maintained by the Company from time to time.

     The employment agreement provides that for a period of time following termination the Executive agrees not to compete with the Company or the Mutual Holding Company in any city, town or county in which the Company or the Mutual Holding Company maintains an office or has filed an application to establish an office, or within a specified geographical area surrounding any such office.

     Proposed Employment Agreements. On the effective date of the Merger, the Bank will enter into new employment agreements with Gordon E. Clark and Dale R. Douglas, pursuant to which they will serve as President and Senior Vice President, respectively, of the Bank, and Vice President/Regional Manager and Assistant Vice President/Operations Officer, respectively, of Northwest Savings Bank if the Bank is merged into Northwest Savings Bank following the Merger. The agreements will each have a three-year term. Mr. Clark's agreement provides for an annual base salary of $135,800 and Mr. Douglas' agreement provides for an annual base salary of $98,000. Each agreement provides for the payment of annual incentive compensation of $70,000 if the Bank's net income reaches a certain target, and also provides for payments upon termination following certain events including a change in control, and other perquisites. Mr. Clark's agreement provides for an annual benefit under the Directors Retirement Plan of $38,483 commencing on January 2012, continuing for the longer of Mr. Clark's lifetime or 10 years. Mr. Clark's agreement also provides for payment of club dues of up to $5,400 per year and use of a company automobile. Mr. Douglas will receive an automobile allowance of up to $200 per month. Each executive will continue to receive health and dental benefits until the end of their respective employment agreement terms and will continue to receive supplemental health benefits following attainment of age 65, regardless of whether the executive continues to be employed by the Bank or Northwest Savings Bank.

     On the effective date of the Merger, Mr. Clark and Mr. Douglas also will enter into employment agreements with Northwest Bancorp, Inc. Pursuant to these employment agreements, Messrs. Clark and Douglas will each serve as a Vice President of Northwest Bancorp, Inc. Each agreement will have a three-year term. Each agreement provides for a $25,000 annual base salary, payments upon termination following certain events, including a change in control, and other perquisites.

     On the effective date of the Merger, Mr. Clark will enter into a Termination Agreement and Release. Pursuant to the Termination Agreement and Release, in consideration of Mr. Clark's relinquishing any and all rights under his 1994 employment agreement with the Bank, he will receive a payment of $779,154 to reflect the change of control effected pursuant to the Merger, which may be reduced to ensure that the payment is not a "parachute payment" under section 280G of the Internal Revenue Code of 1986.

     Mr. Clark and Mr. Douglas also will enter into "non-compete" agreements with Northwest Bancorp, Inc., under which Messrs. Clark and Douglas will agree not to compete with Northwest Bancorp, Inc. or any of its subsidiaries within Baltimore or Howard Counties, Maryland, for a period of five years following the effective date of the Merger. In exchange for entering into the non-compete agreements, Mr. Clark and Mr. Douglas will each receive aggregate payments of $150,000, payable in three equal annual installments over a three-year period following the effective date of the Merger.

Supplemental Executive Retirement Plan

     During 1993, the Bank adopted a supplemental executive retirement plan (the "SERP") by entering into non- qualified executive retirement income agreements with certain of its executives to provide supplemental retirement income benefits to such persons generally upon reaching "benefit age," which is generally age 65. Benefit amounts are determined by a formula which takes into consideration each executive's years of service and compensation at retirement age. Under the SERP, a qualifying officer will generally receive, after retirement, a supplemental retirement income benefit equal to the product of (i) the average of the highest base compensation received by such officer during any three consecutive twelve-month periods which occur after the later of the effective date of the SERP and (ii) 2% multiplied by the number of years of service of the officer with the Bank, less the amount available to the executive on or after he reaches his "benefit age," as set forth in the executive joinder agreement under any other tax- qualified or non-qualified plan except the Employee Stock Ownership Plan. The maximum number of years of service that can be taken into account for these purposes is 35. Benefits are also payable upon disability, termination of service, or death. Benefits accrue annually, but no vesting occurs until an officer has been employed by the Bank for at least ten years. If an officer's services are terminated for cause, as defined under the SERP, all accrued benefits will become null and void. In the event an executive incurs a financial hardship, he may request a financial hardship benefit which, if approved by the Bank, will be paid in a lump sum within 30 days of the event triggering the financial hardship. The payment of a financial hardship benefit will reduce the officer's vested accrued benefit and will affect the supplemental retirement income benefit payable to such officer under the SERP.

     The Bank has restated its executive supplemental retirement income agreement for certain of its executives ("restated SERP"). The restated SERP supplements the benefit available to certain of the Bank's executive officers, including Mr. Clark, under the Bank's tax-qualified 401(k) Plan. Two former executives continue to participate in the original SERP. The restated SERP is designed to provide a benefit (less the benefits estimated to be provided under the Bank's 401(k) plan) that is equal to 2% of the highest base compensation received by the executive during any 3 consecutive 12 month periods multiplied times the executive's years of service. The benefit is payable over a period of 15 years or the life of the executive, whichever is longer. In the case of a change in control followed by the executive's involuntary termination of employment or voluntary termination of employment within 36 months of a change in control and following (i) a material change in the executive's functions, duties or responsibilities which would cause the executive's position to become one of lesser responsibility, importance or scope, (ii) a relocation of the executive's principal place of employment by more than 30 miles, or (iii) a material reduction in the executive's perquisites or benefits, the executive is entitled to a benefit payable at his benefit age designated in his joinder agreement equal to the full retirement benefit that he would have received had he remained in the employ of the Bank and retired at his benefit age. In the event of the executive's termination of employment due to disability, the executive may request to receive an immediate disability benefit, in lieu of a retirement benefit, and such benefit will be payable within 30 days following board approval of the executive's request, in a lump sum. In the event of the executive's death while employed, the restated SERP provides a survivor's benefit equal to the benefit payable to the executive as if the executive remained employed until his benefit age. The restated SERP also provides a $10,000 death benefit payable to the executive's beneficiary. In the event that the executive makes a timely election, he can receive his retirement benefit in a lump sum instead of an annuity. The Bank has established a rabbi trust which has purchased life insurance policies on the executives' lives in order to ensure that the Bank can satisfy its benefit obligation under the original and restated SERPs. The Bank also makes annual contributions in an amount equal to the expense accrual under the restated SERP, into a secular trust for the benefit of each executive covered by a restated SERP. Amounts accrued for such executives prior to the restatement of the SERP also were transferred to the secular trust. The estimated pre-tax benefit payable annually to Mr. Clark upon retirement at his benefit eligibility date is $107,548. The Bank's contributions with respect to the restated SERP for Mr. Clark for 2001 were $75,525.

     The following table indicates the expected aggregate annual retirement benefit payable from the 401(k) Plan and SERP to SERP participants, expressed in the form of a single life annuity for the highest average base compensation and benefit service classification specified below:


                                                                   Years of Service and
        Highest Average                                        Benefit Payable at Retirement (1)
                                           --------------------------------------------------------------------
       Base Compensation
                                           25                    30                    35                    40
                                          ----                  ----                  ----                  ---
            $100,000                     $50,000               $60,000              $70,000               $70,000
            $125,000                      62,500                62,500               87,500                87,500
            $150,000                      75,000                90,000              105,000               105,000
            $175,000                      87,500               105,000              122,500               122,500
            $200,000                     100,000               120,000              140,000               140,000

-----------------------------
(1) Benefits payable under the SERP are offset by amounts payable under the Bank's 401(k) Plan.

     As of May 1, 2001, Mr. Clark had 36 years of credited service under the SERP.

1994 Incentive Stock Option Plan

     During the fiscal year ended June 30, 1995, the Bank adopted, and the Company has succeeded to, the Leeds Federal Savings Bank and Leeds Federal Bankshares, M.H.C. Incentive Stock Option Plan (the "1994 Incentive Stock Option Plan").

     Set  forth  below  is  certain   information   concerning   exercised   and
unexercisable options during the fiscal year ended June 30, 2001, by Mr. Clark, which have been adjusted to reflect the Stock Split.


                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                              FISCAL YEAR-END OPTION VALUES
=========================================================================================================================
                                                                     Number of Unexercised      Value of Unexercised In-
           Name               Shares Acquired         Value                Options at             The-Money Options at
                               Upon Exercise        Realized            Fiscal Year-End          Fiscal Year-End (1)(2)
                                                                   Exercisable/Unexercisable   Exercisable/Unexercisable

Gordon E. Clark                     --                 --                            36,000/0                 $281,880/$0
===========================  =================  =================  ==========================  ==========================

-----------------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on June 30, 2001, at which date the last sale of the Common Stock as quoted on the Nasdaq National Market was at $15.75 per share.
(2) In connection with the Merger, all of Mr. Clark's outstanding options will be converted into the right to receive, in cash, the difference between $32.00 and the exercise price of the option, multiplied by the number of shares subject to the option.

Transactions With Certain Related Persons

     Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, executive officers and directors may receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Company's capital and surplus (up to a maximum of $200,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. All loans made to officers, directors, and executive officers are made in the ordinary course of business on the same terms and conditions as the Company would make to any other customer in the ordinary course of business, and do not involve more than a normal risk of collectibility or present other unfavorable features.

     The Company intends that all transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons, and such transactions will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has approved the engagement of KPMG LLP to be the Company's auditors for the fiscal year ending June 30, 2002, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the Company's fiscal year ending June 30, 2002. A representative of KPMG LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

     Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the fiscal year ended June 30, 2001:

         Audit Fees                                  $ 44,000
         Financial Information Systems
         Design and Implementation Fees              $   --
         All Other Fees                              $ 10,730

     The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax services rendered, is compatible with maintaining KPMG LLP's independence. The Audit Committee concluded that performing such services does not affect KPMG LLP's independence in performing its function as auditor of the Company.

     In order to ratify the selection of KPMG LLP as the auditors for the fiscal year ending June 30, 2002, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of KPMG LLP as auditors for the 2002 fiscal year.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 1101 Maiden Choice Lane, Baltimore, Maryland 21229, no later than June 20, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than 5 days in advance of such meeting, subject to certain exceptions) by the Secretary of the Company.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                                  MISCELLANEOUS

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company's 2001 Annual Report to Stockholders has been mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2001, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO DALE R. DOUGLAS, SENIOR VICE PRESIDENT, LEEDS FEDERAL BANKSHARES, INC., 1101 MAIDEN CHOICE LANE, BALTIMORE, MARYLAND 21229.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ Margaret Balsamo
                                             ---------------------------------
                                             Margaret Balsamo
                                             Secretary
Baltimore, Maryland
October 19, 2001

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

A.  Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

 1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

 2. Monitor the independence and performance of the Company's independent auditors.

 3. Provide an avenue of communication among the independent auditors, management and the Board of Directors.

B.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the Nasdaq Exchange for Small Business Filers. The Audit Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

C.  Audit Committee Responsibilities and Duties

Review Procedures

         1. Review and reassess the adequacy of the Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission
                  (SEC) regulations.

         2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Include any items required to be communicated by the independent auditors in accordance with AICPA SAS 61.

         3. In consultation with management and the independent auditor, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

                  Review significant findings prepared by the independent auditors together with management's responses.

         4. Review with financial management the Company's quarterly financial results and the Company's quarterly financial statements prior to filing with the SEC. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61.

Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

         8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and general audit approach.

         9. Prior to the quarterly filing with the SEC, require the independent auditors to conduct a review in accordance with professional standards and procedures for conducting such reviews.

         10. Consider the independent auditors' judgments about the quality and appropriateness of the company's accounting principles as applied in its financial reporting.

Other Audit Committee Responsibilities

         11. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

         12. Perform any other activities consistent with this Charter, the Company's Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

         13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Audit Committee Meeting Agenda

                                                                       Scheduled Meetings
Charter Step                                            April          July        September      January

A.  Audit Committee Purpose

Conduct special investigations                            *             *              *             *

B.  Audit Committee Composition & Meetings

1.  Assess independence and financial literacy            X
2.  Establish number of meetings                          X
3.  Chairman to establish meeting agenda                  X             X              X             X
4.  Update on current financial events                    X             X              X             X
5.  Executive session with management.                    X             X              X             X

C.  Audit Committee Responsibilities/Duties

1.  Review charter, publish in proxy                                                   X
2.  Review annual fin. statements w/mgmt/aud.                                          X
3.  Consider internal controls and financial risks                      X                            X
4.  Review quarterly results and findings                 X             X              X             X
5.  Recommend appointment of auditors                                                  X
6.  Approve audit fees                                                                 X
7.  Discuss auditor independence                                                       X
8.  Review auditor plan                                                                X
9.  Discuss year-end results, SAS 61 report                                            X
10. Discuss quality of accounting principles              *             *              X             *
11. Prepare report to shareholders                                                     X
12. Perform other activities as appropriate               *             *              *             *
13. Maintain minutes and report to Board                  X             X              X             X


---------------------------- ----------------------------
X = Recommended Timing
* = As Needed

                                 REVOCABLE PROXY

                         LEEDS FEDERAL BANKSHARES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 14, 2001

     The undersigned hereby appoints the official proxy committee consisting of the entire Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders ("Meeting") to be held at 1101 Maiden Choice Lane, Baltimore, Maryland, on November 14, 2001 at 4:00 p.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


                                              FOR             VOTE
                                                            WITHHELD

1.The election as directors of all            |-|              |-|
  nominees listed below (except as
  marked to the contrary below)

John F. Amer
Marguerite E. Wolf

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line below.


                                          FOR         AGAINST          ABSTAIN

2.The ratification of the appointment     |-|          |-|              |-|
  of KPMG LLP as auditors for the fiscal
  year ending June 30, 2002.



The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------



THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a proxy statement dated October 19, 2001, and audited financial statements.


Dated: _________________, 2001                     ---  Check Box if You Plan
                                                   ---  to Attend Meeting


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PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER


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SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER


     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



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                Please complete and date this proxy and return it
                    promptly in the enclosed postage-prepaid
                                    envelope.

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